UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2009

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2009, the Board of Directors (the “Board”) of Geron Corporation (the “Company”) appointed Karin Eastham to the Board, effective March 30, 2009. Ms. Eastham will fill a vacant Class III Board position, expiring at the Company’s 2011 Annual Meeting of Stockholders. Ms. Eastham has also been appointed by the Board as Chairperson of the Company’s Audit Committee. In connection with Ms. Eastham’s appointment and effective March 30, 2009, Patrick J. Zenner will relinquish his interim role on the Audit Committee and Edward V. Fritzky will no longer serve as interim Audit Committee Chairman, but will remain as an Audit Committee member.

Karin Eastham also serves as a director for public life science companies, Amylin Pharmaceuticals, Inc., Illumina, Inc. and Genoptix, Inc. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer and a member of the Board of Trustees of Burnham Institute for Medical Research, a non-profit corporation, engaged in medical research. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Finance and Chief Financial Officer of Diversa Corporation, a genomics technology company. From April 1997 to April 1999, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer for CombiChem, Inc., a computational chemistry company. From October 1992 to April 1997, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer for Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several similar positions with other companies, including Vice President, Finance, at Boehringer Mannheim Diagnostics from 1976 to 1988. Ms. Eastham holds a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant and a Certified Director.

There is no arrangement or understanding between Ms. Eastham and the Company, pursuant to which she was selected as a director.

In connection with Ms. Eastham’s appointment, the Company shall grant to Ms. Eastham a nonstatutory stock option to purchase 45,000 shares of the Company’s Common Stock as outlined under the Company’s 2006 Directors’ Stock Option Plan (the “First Option”) at an exercise price equal to the closing sale price of the Company’s Common Stock as reported on the Nasdaq Global Market on March 30, 2009 (the “Grant Date”), rounded upwards to the nearest whole cent. The First Option shall have a maximum term of ten (10) years measured from the Grant Date, and shall be exercisable in a series of three consecutive annual installments commencing from the Grant Date, provided Ms. Eastham continues to provide services to the Company. In addition, the Company shall grant to Ms. Eastham a nonstatutory stock option to purchase 2,500 shares of the Company’s Common Stock as outlined under the Company’s 2006 Directors’ Stock Option Plan (the “First Committee Service Option”) at an exercise price equal to the closing sale price of the Company’s Common Stock as reported on the Nasdaq Global Market on March 30, 2009 (the “Grant Date”), rounded upwards to the nearest whole cent. The First Committee Service Option shall have a maximum term of ten (10) years measured from the Grant Date, and shall be fully exercisable from the Grant Date. Ms. Eastham will also receive cash compensation for her services as a non-employee director and as Chairperson of the Audit Committee, as described under “Compensation of Directors” in the Company’s definitive proxy statement for its annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	March 30, 2009	By:	/s/	David L. Greenwood
David L. Greenwood
Executive Vice President and Chief Financial Officer